Exhibit 7.1

Non-Reliance Letter from KPMG AZSA LLC

April 19, 2024

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

Acting as the principal accountants for Coincheck, Inc., (i) on May 19, 2022, we reported on the consolidated financial statements of Coincheck, Inc. as of March 31, 2021, March 31, 2020 and April 1, 2019 and for each of the years in the two-year period ended March 31, 2021, (ii) on July 29, 2022, we reported on the consolidated financial statements of Coincheck, Inc. as of March 31, 2022 and March 31, 2021 and for each of the years in the three-year period ended March 31, 2022, (iii) on October 28, 2022, we reported on the consolidated financial statements of Coincheck, Inc. as of March 31, 2022 and March 31, 2021 and for each of the years in the three-year period ended March 31, 2022, and (iv) on January 23 2023, we also reported on the consolidated financial statements of Coincheck, Inc. as of March 31, 2022 and 2021 and for each of the years in the three-year period ended March 31, 2022.

We have read the statements of Coincheck, Inc. included under the “COINCHECK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” section of its draft registration statement on Form F-4 (CIK No. 0001913847) dated April 19, 2024, and we agree with such statements.

Very truly yours,

/s/ KPMG AZSA LLC
KPMG AZSA LLC